UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2007

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)           On January 2, 2007, Accuride Corporation (“Accuride”) issued a press release announcing the following promotions and changes in the titles of its existing executive management team:

Terrence J. Keating	Chief Executive Officer and Chairman of the Board

John Murphy	President and Chief Operating Officer

David Armstrong	Senior Vice President / Chief Financial Officer and General Counsel, Corporate Secretary and Corporate Treasurer

Anthony Donatelli	Senior Vice President / Imperial Group and Bostrom Seating

Elizabeth I. Hamme	Senior Vice President / Human Resources

Robert L. Nida	Senior Vice President / Gunite and Brillion Iron Works

Henry L. Taylor	Senior Vice President / Sales and Marketing

Background information as to each of the above named officers is contained on pages 14 and 15 of Accuride’s 2006 Proxy Statement, filed with the Securities and Exchange Commission on April 18, 2006, and such background information is incorporated by reference herein.

In addition, Accuride announced that James H. Greene, Jr. will now serve as Accuride’s Lead Independent Director.  Mr. Greeene previously served as the Chairman of Accuride’s Board of Directors.  As the Lead Independent Director, Mr. Greene’s duties will include serving as a member of the Nominating and Corporate Governance Committee and the Compensation Committee, meeting with the Chair of the Compensation Committee and the Chief Executive Officer to convey the results of the Chief Executive Officer’s annual performance evaluations, coordinating the activities of the non-management Directors, coordinating the agenda for and chairing sessions of the Board’s non-management Directors and facilitating communications between the non-management Directors and the other members of the Board and the management of the Company.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               EXHIBITS

(d)           Exhibits

99.1                           Press Release of Accuride Corporation, dated January 2, 2007.

99.2                           Pages 14 and 15 of Accuride Corporation’s Proxy Statement relating to its 2006 Annual Meeting of Stockholders, previously filed with the SEC on April 18, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: January 3, 2007	/s/ John R. Murphy
John R. Murphy
President — Chief Operating Officer